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                                                                       EXHIBIT 2

                                                                     Chris Wozny
                                                    Net2Phone Investor Relations
[LOGO OF NET2PHONE]                           201-530-4064/ cwozny@net2phone.com


                           Net2Phone Acquires Aplio
Leading Internet telephony service provider acquires technology integrator for
                                 Voice over IP

HACKENSACK, NJ - July 19, 2000 --- Net2Phone Inc. (NASDAQ: NTOP), a leading provider of voice-enhanced communications services, today announced that it has acquired Aplio, S.A., a leading integrator of Voice over IP (VoIP) technologies, strengthening Net2Phone's ability to quickly deliver highly integrated, cost-effective voice enabled Internet solutions to consumers and businesses worldwide.

Aplio's technology enables VoIP devices to access Net2Phone's network, including designs for chips, boards, and casings that all specialize in VoIP software for devices. Aplio's technology will further enable Net2Phone to support a wide range of business and consumer products to optimize the Net2Phone network and its growing communications services. For example, Net2Phone has been working with many OEMs to integrate its technology into their equipment. Aplio's expertise in technology integration can help the company in voice enabling hardware.

Aplio uses embedded Linux as its technology platform, enabling Net2Phone to benefit from both Aplio's Linux capabilities on top of Net2Phone's Unix capabilities. Additionally Aplio has in-progress relationships with recognized worldwide hardware manufacturers that can also add the Net2Phone services into their IP devices.

"Integrating Aplio's unique technology with our suite of products and services will help Net2Phone aggressively bring quality offerings to the marketplace. We view this acquisition as Net2Phone's foothold into the growing use of devices other than the PC to access our communications network. Aplio's management team combined with its technology experts make this relationship both sensible and valuable," said Howie Balter, Chief Executive Officer of Net2Phone.

"We are very excited about Aplio's device technologies that will allow Net2Phone network to become the IP standard by being adapted into many IP devices worldwide including major partners and Net2Phone's Yap line," said Jonathan Rand, Executive Vice President of Net2Phone. "Aplio gives us very strong flexibility to support a number of parallel efforts in the exploding IP device market, all with the goal to dramatically continue to increase our world wide usage."

Founded in September 1996, Aplio is a privately held company based in Paris, France with offices in California and Israel. Net2Phone acquired Aplio for an undisclosed amount of stock and cash. Aplio executives have extensive experience in the telecom and networking industry. Net2Phone expects all 35 Aplio employees to join Net2Phone's team.

"We believe we're now working with the world's leader in IP telephony and are excited about changing the paradigm of voice communications around the world. We're very enthusiastic about joining Net2Phone's team, and look forward to working on executing multiple projects with them," said Henri Tebeka, Chairman and CTO of Aplio.
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Net2Phone is a leading provider of voice-enhanced Internet communications services to individuals and businesses worldwide. Net2Phone enables people to place low-cost high quality calls from their computer, telephone, or fax machine to any telephone or fax machine in the world. Net2Phone develops and markets technology and services for IP voice and e-commerce solutions for the web and other IP networks. For more information about Net2Phone's products and services, please visit www.net2phone.com.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934.   Such forward-looking statements include, among other
things, Net2Phone's expected operating performance for the three months ending July 31, 2000 and thereafter. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainty of financial estimates and projections, the competitive environment for Internet telephony, changes of rates of all related telco rates and services, legislation that may affect the Internet telephony industry, and Net2Phone's ability to operate the services described on a large scale commercial level.The forward-looking statements are made as of the date of this press release, and Net2Phone assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and the other information set forth from time to time in Net2Phone's reports filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.